Exhibit 99.1

News

FOR IMMEDIATE RELEASE

Contact:
Kathy Lynch
Investor Relations
Curative Health Services
631-232-7091
klynch@curativehealth.com

CURATIVE HEALTH SERVICES ANNOUNCES NEW
PRESIDENT AND CHIEF EXECUTIVE OFFICER, PAUL F. MCCONNELL
AND NEW CHIEF OPERATING OFFICER, JOHN C. PRIOR

Hauppauge, New York – November 3, 2004 - Curative Health Services, Inc., (Nasdaq: CURE), announced today that, effective November 15, 2004, Paul F. McConnell will be assuming the position of President and Chief Executive Officer, and John C. Prior will be assuming the position of Chief Operating Officer.  The Board of Directors unanimously approved the appointments of Mr. McConnell as President and Chief Executive Officer and Mr. Prior as Chief Operating Officer.  Mr. Prior has been with Curative since 1987 and has most recently served as the President of the Wound Care Management business for the Company.

Joseph Feshbach will continue in his role as Chairman of the Board of Directors and he has also been appointed Special Advisor of the Company reporting directly to the Board of Directors, to assist the Board and management with long-term strategy, capital formation, mergers and acquisitions, strategic relationships and other appropriate matters.  In lieu of any severance package and in lieu of compensation in his role as Special Advisor for the coming year, Mr. Feshbach, concurrently with the transition, will receive a restricted stock award of 100,000 shares of the Company’s common stock.  Mr. Feshbach, a professional investor for over 20 years, will be returning to the investment management business.

“I am very pleased about the appointment of Paul F. McConnell to the position of President and Chief Executive Officer of the Company,” said Mr. Feshbach.  “Paul is the ideal candidate to lead the Company in its strategic plan for expansion, based on his two decades of experience as a proven healthcare services executive in the Specialty Infusion industry.”

“I am very enthusiastic about my appointment to President and Chief Executive Officer of the Company,” said Mr. McConnell.  “I look forward to working with John and believe that he will continue to be a great asset to the Company in his new role as Chief Operating Officer.”

About Curative Health Services

Curative Health Services, Inc. seeks to deliver high-quality care and clinical results for patients with serious or chronic medical conditions.

The Specialty Infusion business, through its national footprint of Critical Care Systems’ local pharmacy branches, provides products, related clinical services and disease management support to patients with chronic or severe conditions such as hemophilia and other bleeding disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, immune system disorders, cancer and susceptibility to respiratory syncytial virus.

The Wound Care Management business is a leader in the area of disease management specializing in chronic wound care management.  The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of Wound Care Center® programs that offer a comprehensive range of services for treatment of chronic wounds.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business, as well as risks in our current businesses such as the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company’s Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company’s services, manufacturing shortages of products sold by Curative’s Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company’s ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are referred to the Company’s Registration Statement on Form S-4 filed July 29, 2004, as amended, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, for further discussion of these and other risk factors that could affect future results.

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